SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 19, 2003

Commission File No. 000-15034

NIMBUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-15034	01-0656115

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5555 Anglers Avenue, Suite 16 Fort Lauderdale, FL	33312

(Address of principal executive offices)	(Zip Code)

954-987-0654

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. Other.

During January 2002, our board of directors (the “Board”) adopted a formal plan to dispose of our subsidiary, Take to Auction.com, Inc. (“TTA”).

On February 18, 2003, Watch Junction, Inc. (“Watch”) purchased certain technology and assets of TTA (the “Technology Sale”). Watch Junction is owned by the former President of TTA, Mr. Albert Friedman. Total consideration for the Technology Sale was $50,000 in cash and 305,610 shares of our common stock (the “Common Shares”) owned by Mr. Friedman. Completion of the Technology Sale is subject to the approval of a majority of our shareholders.

Revenues recognized during fiscal 2002 relating to the sale of TTA products was approximately $6.8 million or 55% of our total revenues recognized during fiscal 2002. These revenues, in addition to the revenues we generated during fiscal 2002 from the sales of products pertaining to a license agreement with Perfumania.com, represented 100% of our revenues recognized during fiscal 2002. On January 28, 2003, we received a letter from E Com Ventures, Inc. (“ECMV”), the parent of Perfumania.com, indicating we were in default of our Website Operations Services Agreement (the “Agreement”) for non-payment of amounts due of approximately $1.9 million to Perfumania.com in connection with the Agreement. To settle the breach of contract claim, we agreed to terminate the Agreement in exchange for a release of the outstanding obligations owed to Perfumania.com.

We have incurred net losses since inception, and our ability to ultimately obtain profitable operations is dependent upon future events, including without limitation, obtaining financing adequate to support our cost structure and future business plans. We are in the process of evaluating a suitable business plan and we are trying to raise additional funds through the private offering of our Common Shares. Although we believe that a private offering of our Common Shares will provide us with sufficient operating cash flow through fiscal 2003, there can be no assurance that a new business strategy will be evaluated and completed in a timely manner, that it will be successfully implemented, or that funding through a private offering will be successfully completed, or that our future cash flows will be sufficient to meet all of our obligations and commitments. The failure to generate such sufficient cash flows could significantly adversely affect the market value of our common stock and the operation of our business, results of operations and financial condition.

Forward Looking Statements

This Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements concerning the Company’s outlook for 2003 and beyond, the Company’s expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For information about risk factors relevant to the Company, please see the Company’s filings with the Securities and Exchange Commission. The Company does not intend and disclaims any duty or obligation to update or revise any industry information or forward looking statements set forth in this report, to reflect new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nimbus Group, Inc.

Date: February 24, 2003	By: /s/ Ilia Lekach

Name: Ilia Lekach Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Asset Purchase Agreement

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